UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

FILED BY THE REGISTRANT	/X/
FILED BY A PARTY OTHER THAN THE REGISTRANT	/ /

Check the appropriate box:

/ /	Preliminary Proxy Statement	/ /	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SUTRON CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/    No fee required.
/  /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:_____
(2)	Aggregate number of securities to which transaction applies:_____
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____
(4)	Proposed maximum aggregate value of transaction:_____
(5)	Total fee paid:_____

/  /     Fee paid previously with preliminary materials.

/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:_____
(2)	Form, Schedule or Registration Statement No.:_____
(3)	Filing Party:_____
(4)	Date Filed: _____

SUTRON CORPORATION
21300 Ridgetop Circle
Sterling, Virgnia 20166
(703) 406-2800

NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock of Sutron Corporation:

Notice is hereby given that that the Annual Meeting of Shareholders of Sutron Corporation (the “Company”) that was originally scheduled for May 20, 2005 at 1:30 p.m. (EDT) has been postponed to June 1, 2005 at 1:30 p.m. (EDT). The meeting will be held at 21300 Ridgetop Circle, Sterling, Virginia. The meeting has been postponed to allow the Company to send to its shareholders revised proxy materials containing information that was inadvertently omitted from the previously delivered proxy materials. The revised proxy materials will not include any new proposals.

The March 28, 2005 record date has not changed. Accordingly, shareholders of record at the close of business on March 28, 2005 are entitled to notice of and vote at the meeting. On May 18, 2005 we will be mailing revised materials, including new proxy cards, to shareholders of record in advance of the meeting. Although shareholders are not required to complete and execute a new proxy card, a shareholder will be entitled to revoke its previously mailed proxy by (i) submitting a later dated proxy card; (ii) written request that is received by the Secretary of the Company prior to the meeting date, or (iii) voting in person at the meeting.

If you have any questions regarding the above, please feel free to call: Thomas N. Keefer, Corporate Secretary, at (703) 406-2800 or email tkeefer@sutron.com.

By Order of the Board of Directors,

Thomas N. Keefer
Secretary
May 16, 2005